                                                                   EXHIBIT 10.29

                             ASSET SALE AGREEMENT
                             --------------------

                                by and between
                                --------------

                               Intel Corporation
                               -----------------

                                      and
                                      ---

                       Texas Microsystems, Incorporated
                       --------------------------------

                            Dated November 30, 1994
                            -----------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
Section 1.  Purchase and Sale of Assets                                     4
     1.1    Purchase and Sale                                               4
     1.2    Description of Assets                                           4
     1.3    Assets Excluded                                                 5
     1.4    Required Consents                                               5
     1.5    Assumed Liabilities                                             5

Section 2.  Purchase Price, Audits, Payment, Taxes and Closing              5
     2.1    Price                                                           5
     2.2    Taxes                                                           6
     2.3    Closing                                                         7
     2.4    Adjustments                                                     7

Section 3.  Sellers Representations and Warranties                          8
     3.1    Corporate Existence                                             8
     3.2    Authorization                                                   8
     3.3    Transfer Not Subject to Encumbrances or Third Party Approval    8
     3.4    Litigation                                                      8
     3.5    Title to Assets                                                 8
     3.6    No Defaults                                                     8
     3.7    Names                                                           8

Section 4.  Representations of Buyer                                        8
     4.1    Corporate Existence                                             8
     4.2    Authorization                                                   9
     4.3    Buyers Acceptance                                               9
     4.4    Conditions and Best Efforts                                     9
     4.5    Confidential Information                                        9
     4.6    Export                                                          9

Section 5.  Covenants of Seller                                             9
     5.1    Seller's Operation of Business Prior to Closing Date            9

Section 6.  Other Agreements                                                9
     6.1    Inventory                                                       10
     6.2    Test Programs                                                   10
     6.3    Sellers Board Products                                          10
     6.4    Engineering Support                                             10
     6.5    Product Supply                                                  10
     6.6    Customer Support                                                10
     6.7    Non-Competition                                                 10
     6.8    Astec Power Supply                                              11

                          TABLE OF CONTENTS Continued
                          -----------------

                                                                            Page
Section 7.  Disclaimer of Warranty and Limitation of Liability              11
     7.1    No Warranty                                                     11
     7.2    Other Disclaimers                                               11
     7.3    Liability Cap                                                   11

Section 8.  Indemnification and Survival                                    11
     8.1    Survival of Representations and Warranties                      11
     8.2    Buyer's Indemnification                                         12
     8.3    Seller's Indemnification                                        12

Section 9.  Conditions Precedent                                            12

Section 10. Termination                                                     12
     10.1   Termination                                                     12
     10.2   Effect of Termination                                           12

Section 11  Default                                                         13
     11.1   Cross Default Provision                                         13

Section 12  Miscellaneous                                                   13
     12.1   Documents Incorporated by Reference                             13
     12.2   Approvals                                                       13
     12.3   Further Assurances                                              13
     12.4   Titles and Subtitles                                            13
     12.5   Notices                                                         13
     12.6   Governing Law                                                   14
     12.7   Publicity                                                       14
     12.8   Integration; Amendment                                          14

Schedule A      Asset Package                                               15

Schedule B      List of Software                                            25

Schedule C      List of Rackmount Customers                                 26

Schedule D      Supplier List                                               28

Exhibit A       Terms/Conditions of Sale-Equipment & Raw Materials          29

Exhibit B       Intel Software Distribution License Agreement               31

Exhibit C       Rackmount Product Purchase Agreement                        36

Exhibit D       Assignment of Names                                         45

Exhibit E       Assignment of Copyright                                     47

              AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

This agreement (hereinafter referred to as the "Agreement") is entered into this 30th day of November, 1994 (hereinafter referred to as the "Effective Date") by and between Intel Corporation, a Delaware corporation with a place of business at 5200 N.E. Elam Young Parkway, Hillsboro, OR, 97124-6497 (hereinafter referred to as "Seller"), and Texas Microsystems, Incorporated, a Delaware company having its principal place of business at 5959 Corporate Drive, Houston, Texas 77036 (hereinafter referred to as "Buyer"). Seller and Buyer may singularly or collectively be referred to herein as a "Party" or the "Parties".

                                   RECITALS

WHEREAS, Seller is divesting certain names, copyrights, marketing and manufacturing documentation, customer information, engineering specifications, equipment and inventories (hereinafter referred to as the "Assets") used in connection with the manufacture and sale of products marketed by Seller as OmniRACK an XpressRACK (hereinafter referred to as the "Rackmount Products").
- ----------------------

WHEREAS, Seller desires to sell such Assets to Buyer and Buyer desires to acquire such Assets from Seller.


                                   AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties covenant and agree as follows:

SECTION 1. PURCHASE AND SALE OF ASSETS

       1.1     Purchase and Sale. Subject to the terms and conditions of this
               -----------------
               Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase the assets described in Section 1.2 of this Agreement.

       1.2     Description of Assets. Seller agrees to deliver to Buyer and
               ---------------------
               Buyer agrees to accept the following assets (the "Assets") on the Closing Date:

               1.2.1 All of Seller's right, title and interest in its OmniRACK and XpressRACK name.

               1.2.2 All of Sellers right, title and interest in copyrights under, and related items specifically described with, the manufacturing package and related documentation for the Rackmount Products set forth in Schedule A.

               1.2.3 All of Seller's rights and obligations with respect to the Rackmount Products under purchase order agreements with customers in Schedule C of this Agreement, to the extent that Seller is authorized to make such assignments.

               1.2.4 All of Sellers rights and obligations with respect to supplies for the Rackmount Products under agreements with vendors in Schedule D of this Agreement, to the extent that Seller is authorized to make such assignments.

       1.3     Assets Excluded. Buyer acknowledges that Seller shall not sell
               ----------------
               and Buyer shall not acquire any of Seller's assets not specified in Section 1 of this Agreement, including without limitation, accounts receivable, cash, notes receivable, and prepaid accounts.

       1.4     Required Consents. Seller shall use commercially reasonable
               ------------------
               efforts to obtain the consent of the customers and suppliers to assign all of the agreements set forth in Schedules C and D of this Agreement prior to the Closing Date. In the event Seller is unable to obtain the necessary consents, and Buyer, in its reasonable discretion, views this lack of consent as material, Buyer shall have no obligation to consummate this Agreement. In the event the Buyer elects not to consummate this Agreement, Seller shall have no liability to Buyer except to refund the amount paid by Buyer pursuant to section 2.1.

       1.5     Assumed Liabilities. Effective as of the Closing Date, Buyer
               --------------------
               shall assume and agrees to pay, discharge or perform, as appropriate, (1) any and all of Seller's liabilities under agreements with customers and suppliers assigned to Buyer and
               (ii) any and all liabilities and obligations relating to
                                            ---
               ownership, use or operation of the Assets and the design, manufacture or sale of the Rackmount Products after the Closing Date.

SECTION 2.       PURCHASE PRICE, AUDITS, PAYMENT, TAXES AND CLOSING

       2.1     Price. The price for the Assets shall be paid as follows:
               ------

               2.1.1 Buyer shall pay to Seller, by cashiers or certified check or by wire transfer, the sum of $650,000.00, as follows:

                      2.1.1.1 $200,000 U.S. upon execution of this Agreement;
                      and

                      2.1.1.2 $450,000 U.S. on the Closing Date.

                      2.1.1.3 If for any reason this Agreement is terminated pursuant to Section 10 of this Agreement, Seller shall promptly return the $200,000 paid by Buyer to Seller upon execution of this Agreement without any offsets or deductions of any kind.

               2.1.2 In addition following Closing, except for sales by Buyer to Seller, Buyer shall pay to Seller a royalty of 4% of total net revenue (total revenue minus returns, or any shipping, insurance, taxes, duties included on any invoice) received by Buyer for Rackmount Products distributed by Buyer, and successors or derivatives thereof distributed by Buyer, for a period of three (3) years beginning January 1, 1996, up to a maximum cumulative royalty of $1,000,000 U.S. Such royalty shall be payable quarterly within thirty (30) calendar days following the close of each calendar quarter.

                      2.1.2.1 Successors or derivatives will include only those products which utilizes the Seller's baseboard, CPU module, motherboard products, or which use the XpressRACK or OmniRACK chassis, including any modifications of those chassis'. Seller recognizes that Buyer designs and manufactures other chassis' which incorporates Seller's motherboards and which will not be subject to any royalty under this Agreement. If Buyer incorporates their own motherboard into Rackmount Products, Buyer will pay royalty on the chassis and integrated options only.

                      2.1.2.2 Buyer will market and sell Rackmount Products for a period of at least four (4) years from the Closing Date provided Buyer can do so at a profit.

               2.1.3 Buyer will keep accurate and complete records of royalties owed to Seller pursuant to Section 2.1.2 of this Agreement. Buyer agrees that Seller may conduct audits of Buyer's records to verify Buyer's compliance with this Agreement. If such audit discloses an underpayment, Buyer shall promptly pay the underpayment to Seller. If the underpayment is five percent (5%) or more of royalties owed Seller, or the audit discloses a material breach of this Agreement, Buyer will reimburse Seller for all costs incurred for the audit. If such audit reflects an over payment, Seller shall promptly refund the over payment amount to Buyer.

               2.1.4 Not more than thirty (30) days following the close of each calendar quarter, Buyer will provide to Seller a report showing the number of units shipped for the quarter and the total net revenue therefor and tender to Seller a check in the amount of all royalties payable thereunder sent by Buyer to the following address:

                            Sheryl White
                            Intel Corporation, Post Contracts Management
                            5200 NE Elam Young Parkway, HF3-24
                            Hillsboro, OR 97124

       2.2     Taxes. All payments by Buyer to Seller shall be made free and
               -----
               clear without deduction for any and all present and future taxes imposed by any taxing authority. In the event that Buyer is prohibited by law from making such payments unless such deductions are made or withheld therefrom, then Buyer shall pay such additional amounts as are necessary in order that the net amounts received by Seller, after such deduction or withholding, equal the amounts which would have been received if such deduction or withholding had not occurred. Buyer shall promptly furnish Seller with a copy of an official tax receipt or other appropriate evidence of any taxes imposed on payments made under this Agreement, including taxes on any additional amounts paid. In cases other than taxes referred to above, including but not limited to sales and use taxes, stamp taxes, value added taxes, property taxes and other taxes or duties imposed by any taxing authority on or with respect to this Agreement, the costs of such taxes or duties shall be borne by Buyer. In the event that such taxes or duties are legally imposed initially on Seller or Seller is later assessed by any taxing authority, then Seller will be promptly reimbursed by Buyer for such taxes or duties plus any interest and penalties suffered by Seller. However, Seller will pay any taxes on income or profit recognized by Seller.

       2.3     Closing. This Agreement shall be closed at the offices of Intel
               -------
               on or before the 31st of January, 1995, or at such other time as the parties may agree in writing (the "Closing" or "Closing Date"), as follows:

               2.3.1 At the Closing, Seller shall deliver to Buyer the following:

                      2.3.1.1 Name assignment of XpressRACK and OmniRACK names,
                              substantially in the form set forth in Exhibit D.

                      2.3.1.2 Copyright assignments for engineering and
                              marketing documentation in the form set forth in Exhibit E.

                      2.3.1.3 An assignment of, and customer's consents for the
                              assignment of Rackmount Product's backlog.

                      2.3.1.4 An Assignment of, and supplier consents for
                              assignment of Agreements, for Rackmount Product's supplies.

               2.3.2 At the Closing, Buyer shall deliver to Seller the following:

                      Cashiers or certified check for the amount of $450,000 U.S. (Four Hundred Fifty Thousand Dollars).

               2.3.3 If Closing has not occurred on or prior to 28 February 1995, then either party may elect to terminate this Agreement upon notice to the other party.

       2.4 Adjustments
           -----------

               2.4.1 Seller and Buyer agree that Seller will continue to book and fill orders for the Rackmount Products with its existing customer base through 31 January 1995.

               2.4.2 No assignment of Seller's accounts receivable shall occur under this agreement for Rackmount Products shipped by Seller, whether prior to or after the Closing Date.

SECTION 3. SELLER'S REPRESENTATIONS AND WARRANTIES.

       3.1     Corporate Existence. Seller is now and on the Closing Date will
               -------------------
               be a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to sell the Assets and grant the licenses set forth herein, as the case may be.

       3.2     Authorization. The execution, delivery and performance of this
               -------------
               Agreement has been duly authorized and approved by Seller, and this Agreement constitutes a valid and binding Agreement of Seller enforceable in accordance with its terms.

       3.3     Transfer Not Subject to Encumbrances or Third-Party Approval.
               ------------------------------------------------------------
               Except as specifically set forth in Section 1 of this Agreement, and subject to disclaimers set forth in Section 7 of this Agreement, the execution and delivery of this Agreement by Seller, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets and will not require the authorization, consent, or approval of any third party except as expressly provided herein, including any governmental subdivision or regulatory agency.

       3.4     Litigation. Seller has no actual knowledge of any claim,
               ----------
               litigation, proceeding or investigation pending or threatened against Seller which would impair Buyer's right to use the Assets being conveyed under this Agreement.

       3.5     Title to Assets. Except as disclosed to Buyer in Section 7.1,
               ---------------
               and subject to Buyer's obligation under Section 8.2, Seller has valid title to all of the Assets, free and clear of all liens, security interests and encumbrances and upon assignment of the same to Buyer, Buyer will acquire the Assets in the same manner.

       3.6     No Defaults. Each of the agreements set forth in Schedules C and
               -----------
               D of this Agreement is in full force and effect, and Intel has not received actual notice that defaults exist in any of such agreements.

       3.7     Names. Seller owns and will transfer to Buyer all Seller's rights
               -----
               in the names known as OmniRACK and XpressRACK pursuant to Exhibit E to this Agreement. Buyer acknowledges that Seller has not registered the OmniRACK or XpressRACK names as trademarks, has not treated the OmniRACK or XpressRACK names as trademarks, and has not maintained an active trademark enforcement program with respect to the OmniRACK or XpressRACK names.

SECTION 4. REPRESENTATIONS OF BUYER

       4.1     Corporate Existence. Buyer is now and on the Closing Date will be
               -------------------
               a corporation duly organized and validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to acquire Assets and accept the licenses set forth in this Agreement, as the case may be.

       4.2     Authorization. The execution, delivery and performance of this
               -------------
               Agreement has been duly authorized and approved by Buyer, and this Agreement constitutes a valid and binding Agreement of Buyer enforceable in accordance with its terms.

       4.3     Buyer's Acceptance. Buyer represents and acknowledges that it
               ------------------
               will make a decision whether to close this Agreement on the basis of its own examination, personal knowledge, and opinion of the value of the assets. Buyer has not relied on any representations made by Seller other than those specified in this Agreement. Buyer further acknowledges that Seller has made no agreement or promise to repair or improve any of the equipment, inventory, or other personal property being sold to Buyer under this Agreement and that Buyer takes all such property in the condition existing on the Closing Date, except as otherwise expressly provided in this Agreement. Buyer agrees that on or before December 20, it will advise Seller in writing whether or not it intends to close on the basis of its own evaluation of Seller's customer and supplier purchase orders pursuant to Schedule C and D. In the event Buyer does not provide notice, or provides notice in its willingness to proceed, and except as set forth in Sections 1.4, 2.3.3, and 5.1, Buyer waives its right to terminate pursuant to
               Section 10.

       4.4     Conditions and Best Efforts. Buyer will use its reasonable best
               ---------------------------
               efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

       4.5     Confidential Information. Buyer will not disclose to third
               ------------------------
               parties any Confidential Information received from Seller pursuant to the Corporate Non-Disclosure Agreement #06457, dated July 8, 1992.

       4.6     Export. Buyer will not export, either directly or indirectly, the
               ------
               Rackmount Products or any technical data describing such Rackmount Products or software without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government.


SECTION 5. COVENANTS OF SELLER


       5.1     Seller's Operation of Business Prior to Closing Date. Seller
               ----------------------------------------------------
               agrees that between the Effective Date and the Closing Date, Seller will:

               5.1.1 Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets, whether owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation.


SECTION 6. OTHER AGREEMENTS

       6.1     Inventory. Buyer will purchase from Seller the raw materials
               ---------
               related to the Rackmount Products in Seller's inventory, and which Buyer in its reasonable discretion determines to be reasonably useable in future sales by Buyer, or on order, which Seller determines to be excess pursuant to an agreement in the form set forth in Exhibit A, which will become effective on the Closing Date.

       6.2     Test Programs. Seller will license Buyer to use software
               -------------
               developed by Seller to test the Rackmount Products for a period of four (4) years following the Closing Date pursuant to a license agreement in the form set forth in Exhibit B, which will become effective on the Closing Date.

       6.3     Seller's Board Products. For a term of five (5) years from the
               -----------------------
               Closing Date of this Agreement Seller will make available to Buyer, PC and server baseboards and CPU modules, at prices equal to Seller's established 5Ku per quarter prices and at Seller's standard terms and conditions of sale.

       6.4     Engineering Support. Seller will provide to Buyer reasonable
               -------------------
               technical support services, limited to two (2) engineers for a period of thirty (30) days following the Effective Date. Buyer will pay all Seller's traveling expenses related to such support, including the cost of all travel, accommodations and meals incurred. Such support shall be limited to two trips between Seller's and Buyer's facility. Such expenses shall be itemized by Seller monthly and payable by Buyer by check within five (5) business days following the close of each calendar month sent by Buyer to the remittance address set forth in Section 2.1.4 of this Agreement.

       6.5     Product Supply. Buyer will supply to Seller Rackmount Products on
               --------------
               a subcontract basis prior to the Closing Date and for Seller's internal or OEM requirements thereafter at most favored customer prices pursuant to an agreement in the form set forth in Exhibit C, which will become effective prior to the Closing Date of this Agreement.

       6.6     Customer Support. Buyer will maintain an acceptable quality level
               ----------------
               for Rackmount Products as required for like products in the industry. Buyer will offer customers of Rackmount Products, manufactured by Buyer following the Closing Date, product support services, technical assistance, warranty, out-of warranty, and spares support under terms that are reasonably comparable to those previously offered by Seller, as set forth in this Agreement or as communicated by Seller to Buyer in writing prior to the Closing Date.

       6.7     Non-Competition. For a period of four (4) years from the Closing
               ---------------
               Date, Seller shall not manufacture, market or sell any Ruggedized Industrial Rackmount Products, as defined in section 6.7.1 and
               6.7.2 below, which compete with the Assets.

               6.7.1 Ruggedized Industrial Rackmount Products are defined as having additional filtering, rugged 19 inch rackmountable chassis designed to the industrial RETMA standard, and used in a hostile non-environmentally controlled area.

               6.7.2 Rackmount Industrial Products exclude, (i) any Rackmount Products purchased under Exhibit C for internal use or OEM resale and, (ii) the commercial rackmount computer and rack under development by Seller, targeted for environmentally controlled computer room stacking and cable management, which does have means for mounting on a rack, and any derivative or successor thereof and, (iii) any like product manufactured by Seller under special contract for specific OEM customers, provided Buyer cannot reasonably offer the product or after reviewing a proposal by Buyer, customer requires that the product be built by Seller.

       6.8     ASTEC Power Supply. Seller will authorize Buyer to acquire ASTEC
               ------------------
               Power Supply (Part number 202123-005) directly from Supplier at price and terms and conditions negotiated between Buyer and Supplier.

SECTION 7. DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY

       7.1     No Warranty. SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED
               -----------
               CONCERNING THE TECHNICAL INFORMATION OR INTELLECTUAL PROPERTY RIGHTS TRANSFERRED HEREUNDER, THE CONDITION OF THE INTELLECTUAL PROPERTY UNDER THE RACKMOUNT PRODUCTS OR THE MANUFACTURABILITY OF THE RACKMOUNT PRODUCTS, OR THE ABILITY OF BUYER TO SELL THE RACKMOUNT PRODUCTS WITHOUT INFRINGING THIRD-PARTY PATENTS THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

       7.2     Other Disclaimers. EXCEPT FOR FRAUD, NEITHER PARTY HERETO SHALL
               -----------------
               BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, OR INDIRECT DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT) WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS EXCLUSION INCLUDES LIABILITY THAT MAY ARISE OUT OF THIRD-PARTY CLAIMS.

       7.3     Liability Cap. IN NO EVENT WILL SELLER'S TOTAL LIABILITY UNDER
               -------------
               THIS AGREEMENT EXCEED THE AMOUNTS PAID BY BUYER TO SELLER PURSUANT TO SECTIONS 2.1.1 AND 2.1.2 OF THIS AGREEMENT.

SECTION 8. INDEMNIFICATION AND SURVIVAL

       8.1     Survival of Representations and Warranties. All representations
               ------------------------------------------
               and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement. Except as otherwise set forth in Section 11 of this Agreement with respect to Confidential Information, the representations and warranties in this Agreement shall terminate two (2) years from the Closing Date, and such representations or warranties shall thereafter be without force or effect, except any claim with respect to which notice has been given to the party to be charged prior to such expiration date.

       8.2     Buyer's Indemnification. Buyer agrees to defend, indemnify, and
               -----------------------
               hold harmless Seller from and against any and all claims, liabilities, demands, actions, causes of action, obligations, and costs of every kind and description (including reasonable attorney's fees) arising (i) out of or related to the sale or distribution of the Rackmount Products by Buyer following the Closing Date, including, without limitation death, personal injury or property damage and use, infringement or misappropriation of any patent, trade secret or intellectual property right; (ii) out of Buyer's failure to perform obligations of Seller assumed by Buyer pursuant to this Agreement, including without limitation obligations assumed under Exhibits A through E of this Agreement, or (iii) out of default by Buyer of any contract, agreement or other obligation with or to third-parties, including, without limitation, contracts, agreements and obligations with and to customers and suppliers.

       8.3     Seller's Indemnification. Seller agrees to defend, indemnify, and
               ------------------------
               hold harmless Buyer from and against any and all claims, liabilities, demands, actions, causes of action, obligations, and costs of every kind and description (including reasonable attorney's fees) arising out of any products manufactured and sold by Seller prior to the Closing Date, including, without limitation death, personal injury or property damage and use, infringement or misappropriation of any patent, trade secret or intellectual property right.

 SECTION 9. CONDITIONS PRECEDENT

       9.1 The obligations of Seller under this Agreement to effect the sales or assignments contemplated herein are subject to satisfactory performance by Buyer of obligations pursuant to Sections 6.5 and 6.6 of this Agreement.

SECTION 10. TERMINATION

       10.1    Termination. This Agreement may be terminated at any time prior
               -----------
               to the Closing Date (a) by mutual written consent of the Seller and Buyer, or (b) by either Buyer or Seller if, (i) pursuant to
               Section 2.3.3 closing has not occurred by 28 February 1995, (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of this Agreement, (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to this Agreement by any governmental authority which would make consummation of this Agreement illegal, or (c) by Buyer pursuant to Sections 1.4, 4.3 and 5.1 of this Agreement.

       10.2    Effect of Termination. In the event of termination of this
               ---------------------
               Agreement by either Seller or Buyer as provided in Section 10.1 of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors except as to Section 4.5 of this Agreement.

SECTION 11. DEFAULT


       11.1    Cross-Default Provision. A default in this Agreement shall
               -----------------------
               constitute a default in the agreements described in Section 6 of this Agreement, and a default in any one or more of the agreements described in Section 6 shall constitute a default in this Agreement.

SECTION 12. MISCELLANEOUS

       12.1.   Documents Incorporated by Reference
               -----------------------------------

               12.1.1 The following Schedules and Exhibits, are incorporated herein by reference:


                       Schedules:
                       ----------
                       "A"  Asset Package
                       "B"  List of Software
                       "C"  Assigned Customer Agreements
                       "D"  Supplier List

                       Exhibits:
                       ---------
                       "A" Terms and Conditions of Sale-Equipment and Raw Materials
                       "B" Intel Software Distribution License Agreement "C" Rackmount Product Purchase Agreement
                       "D"  Assignment of Names
                       "E"  Assignment of Copyright

       12.2    Approvals. Any approvals required by this Agreement shall not be
               ---------
               withheld unreasonably unless specifically otherwise indicated.

       12.3    Further Assurances. The parties hereto agree to execute such
               ------------------
               further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

       12.4    Titles and Subtitles. The titles and subtitles in this Agreement
               --------------------
               are for convenience only and are not considered in construing or interpreting this Agreement.

       12.5    Notices. Any notice required or permitted hereunder shall be
               -------
               given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or its address hereinafter shown below his or its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

       12.6    Governing Law. This Agreement shall be governed by and construed
               -------------
               under the laws and conflict of law rules of the State of Oregon as applied to agreements among Oregon residents entered into and performed entirely within Oregon and shall inure to the benefit of the heirs, successors and assigns of the parties.

       12.7    Publicity. Neither party may disclose the content of this
               ---------
               Agreement, except to lawyers, bankers and external auditors, without the prior written consent of the other party.

       12.8    Integration: Amendment. This Agreement represents the entire
               ----------------------
               understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto or their successors or assigns. No oral waiver or amendment shall be effective under any circumstances whatsoever.



IN WITNESS WHEREOF, the Parties, by and through their respective duly authorized representatives, hereby agree upon the Effective Date.


SELLER:                                       BUYER:

                                              /s/ Michael Stewart
- ----------------------------                  ----------------------------
Signature                                     Signature

                                                  MICHAEL STEWART
- ----------------------------                  ----------------------------
Printed Name                                  Printed Name

                                                  PRESIDENT
- ----------------------------                  ----------------------------
Title                                         Title

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